Exhibit 3.7

                                     BYLAWS
                                       OF
                       TECHNOLOGY ACQUISITION CORPORATION

                              A Nevada Corporation

ARTICLE I

Stockholders

Section 1. Annual Meeting. Annual meetings of the stockholders, commencing with the year 2000, shall be held on the 13TH day of January each year if not a legal holiday and, if a legal holiday, then on the next secular day following, or at such other time as may be set by the Board of Directors from time to time, at which the stockholders shall elect by vote a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 2. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President or the Secretary by resolution of the Board of Directors or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose of the proposed meeting.

Section 3. Place of Meetings. All annual meetings of the stockholders shall be held at the registered office of the corporation or at such other place within or without the State of Nevada as the directors shall determine. Special meetings of the stockholders may be held at such time and place within or without the State of Nevada as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 4. Quorum, Adjourned Meetings. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 5. Voting. Each stockholder of record of the corporation holding stock which is entitled to vote at this meeting shall be entitled at each meeting of stockholders to one vote for each share of stock standing in his name on the books of the corporation. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting shall be by ballot.

When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall be sufficient to elect directors or to decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.


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Section 6. Proxies. At any meeting of the stockholders any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No proxy or power of attorney to vote shall be used to vote at a meeting of the stockholders unless it shall have been filed with the secretary of the meeting. All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the inspectors of election who shall be appointed by the Board of Directors, or if not so appointed, then by the presiding officer of the meeting.

Section 7. Action Without Meeting. Any action which may be taken by the vote of the stockholders at a meeting may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power, unless the provisions of the statutes or of the Articles of Incorporation require a greater proportion of voting power to authorize such action in which case such greater proportion of written consents shall be required.

ARTICLE II

Directors

Section 1. Management of Corporation. The business of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 2. Number, Tenure, and Qualifications. The number of directors which shall constitute the whole board shall be at least one. The number of directors may from time to time be increased or decreased to not less than one nor more than fifteen. The directors shall be elected at the annual meeting of the stockholders and except as provided in Section 2 of this Article, each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

Section 3. Vacancies. Vacancies in the Board of Directors including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the stockholders. The holders of two-thirds of the outstanding shares of stock entitled to vote may at any time peremptorily terminate the term of office of all or any of the directors by vote at a meeting called for such purpose or by a written statement filed with the secretary or, in his absence, with any other officer. Such removal shall be effective immediately, even if successors are not elected simultaneously.

A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any directors, or if the authorized number of directors be increased, or if the stockholders fail at any annual or special meeting of stockholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting.

If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board or the stockholders shall have power to elect a successor to take office when the resignation is to become effective.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.


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Section 4. Annual and Regular Meetings. Regular meetings of the Board of Directors shall be held at any place within or without the State which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation regular meetings shall be held at the registered office of the corporation. Special meetings of the Board may be held either at a place so designated or at the registered office.

Regular meetings of the Board of Directors may be held without call or notice at such time and at such place as shall from time to time be fixed and determined by the Board of Directors.

Section 5. First Meeting. The first meeting of each newly elected Board of Directors shall be held immediately following the adjournment of the meeting of stockholders and at the place thereof. No notice of such meeting shall be necessary to the directors in order legally to constitute the meeting, provided a quorum be present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

Section 6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman or the President or by any Vice-President or by any two directors.

Written notice of the time and place of special meetings shall be delivered personally to each director, or sent to each director by mail or by other form of written communication, charges prepaid, addressed to him at his address as it is shown upon the records or if such address is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company at least three (3) days prior to the time of the holding of the meeting. In case such notice is hand delivered as above provided, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery as above provided shall be due, legal and personal notice to such director.

Section 7. Business of Meetings. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof.. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 8. Quorum: Adjourned Meetings. A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation. Any action of a majority, although not at a regularly called meeting, and the record thereof, if assented to in writing by all of the other members of the Board shall be as valid and effective in all respects as if passed by the Board in regular meeting.

A quorum of the directors may adjourn any directors meeting to meet again at a stated day and hour, provided, however, that in the absence of a quorum, a majority of the directors present at any directors meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

Notice of the time and place of holding an adjourned meeting need not be given to the absent directors if the time and place be fixed at the meeting adjourned.



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Section 9. Committees. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees of the Board of Directors, each committee to consist of at least one or more of the directors of the corporation which, to the extent provided in the resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the corporation and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by the Board of Directors. The members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. At meetings of such committees, a majority of the members or alternate members shall constitute a quorum for the transaction of business, and the act of a majority of the members or alternate members at any meeting at which there is a quorum shall be the act of the committee.

The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors.

Section 10. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

Section 11. Special Compensation. The directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

ARTICLE III

Notices

Section 1. Notice of Meetings. Notices of meetings shall be in writing and signed by the President or a Vice-President or the Secretary or an Assistant Secretary or by such other person or persons as the directors shall designate. Such notice shall state the purpose or purposes for which the meeting is called and the time and the place, which may be within or without this State, where it is to be held. A copy of such notice shall be either delivered personally to or shall be mailed, postage prepaid, to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before such meeting. If mailed, it shall be directed to a stockholder at his address as it appears upon the records of the corporation and upon such mailing of any such notice, the service thereof shall be complete and the time of the notice shall begin to run from the date upon which such notice is deposited in the mail for transmission to such stockholder. Personal delivery of any such notice to any officer of a corporation or association, or to any member of a partnership shall constitute delivery of such notice to such corporation, association or partnership. In the event of the transfer of stock after delivery of such notice of and prior to the holding of the meeting it shall not be necessary to deliver or mail notice of the meeting to the transferee.

Section 2. Effect of Irregularly Called Meetings. Whenever all parties entitled to vote at any meeting, whether of directors or stockholders, consent, either by a writing on the records of the meeting or filed with the secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting; and such consent or approval of stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.


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Section 3. Waiver of Notice. Whenever any notice whatever is required to be given under the provisions of the statutes, of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


ARTICLE IV

Officers

Section 1. Election. The officers of the corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer, none of whom need be directors. Any person may hold two or more offices. The Board of Directors may appoint a Chairman of the Board, Vice-Chairman of the Board, one or more vice presidents, assistant treasurers and assistant secretaries.

Section 2. Chairman of the Board. The Chairman of the Board shall preside at meetings of the stockholders and the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

Section 3. Vice-Chairman of the Board. The Vice-Chairman shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties as the Board of Directors may from time to time prescribe.

Section 4. President. The President shall be the chief executive officer of the corporation and shall have active management of the business of the corporation. Re shall execute on behalf of the corporation all instruments requiring such execution except to the extent the signing and execution thereof shall be expressly designated by the Board of Directors to some other officer or agent of the corporation. In the absence of the President the Vice President will assume all of the President's responsibilities.

Section 5. Vice-President. The Vice-President shall act under the direction of the President and in the absence or disability of the President shall perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe. The Board of Directors may designate one or more Executive Vice-Presidents or may otherwise specify the order of seniority of the Vice-Presidents. The duties and powers of the President shall descend to the Vice-Presidents in such specified order of seniority.

Section 6. Secretary. The Secretary shall act under the direction of the President. Subject to the direction of the President he shall attend all meetings of the Board of Directors and all meetings of the stockholders and record the proceedings. He shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the President or the Board of Directors. In the absence of the Secretary the Vice President will assume all of the Secretary's responsibilities.

Section 7.. Assistant Secretaries. The Assistant Secretaries shall act under the direction of the President. In order of their seniority, unless otherwise determined by the President or the Board of Directors, they shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

Section 8. Treasurer. The Treasurer shall act under the direction of the President. Subject to the direction of the President he shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the President or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation. In the absence of the Treasurer the Vice President will assume all of the Treasurer's responsibilities.

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If required by the Board of Directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 9. Assistant Treasurers. The Assistant Treasurers in the order of their seniority, unless otherwise determined by the President or the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

Section 10. Compensation. The salaries and compensation of all officers of the corporation shall be fixed by the Board of Directors.

Section 11 Removal: Resignation. The officers of the corporation shall hold office at the pleasure of the Board of Directors. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

ARTICLE V

Capital Stock

Section 1. Certificates. Every stockholder shall be entitled to have a certificate signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, shall be set forth in full or summarized on the face or back of the certificate, which the corporation shall issue to represent such stock.

If a certificate is signed (1) by a transfer agent other than the corporation or its employees or (2) by a registrar other than the corporation or its employees, the signatures of the officers of the corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before such certificate is issued, such certificate may be issued with the same effect as though the person had not ceased to be such officer. The seal of the corporation, or a facsimile thereof, may, but need not be, affixed to certificates of stock.

Section 2. Surrendered: Lost or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

Section 3. Replacement Certificates. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation, if it is satisfied that all provisions of the laws and regulations applicable to the corporation regarding transfer and ownership of shares have been complied with, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

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Section 4. Record Date. The Board of Directors may fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, and any adjournment thereof, or entitled to receive payment of any such distribution, or to give such consent, and in such case, such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to notice of and to vote at such meeting, or any adjournment thereof, or to receive payment of such distribution, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

Section 5. Registered Owner. The corporation shall be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including voting and distribution, and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.


ARTICLE VI

General Provisions

Section 1. Registered Office. The registered office of this corporation shall be in the State of Nevada. The corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the corporation may require.

Section 2. Distributions. Distributions upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Distributions may be paid in cash, in property or in shares Qf the capital stock, subject to the provisions of the Articles of Incorporation.

Section 3. Reserves. Before payment of any distribution, there may be set aside out of any funds of the corporation available for distributions such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing distributions or for repairing or maintaining any property of the corporation or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 4. Checks. Notes. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 5. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

Section 6. Corporate Seal. The corporation may or may not have a corporate seal, as may from time to time be determined by resolution of the Board of Directors. If a corporate seal is adopted, it shall have inscribed thereon the name of the corporation and the words "Corporate Seal" and "Nevada". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.


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ARTICLE VII

Indemnification

Section 1. Indemnification of Officers and Directors Employees and Other Persons. Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation dr for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the general corporation law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or. criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

Section 2. Insurance. The Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

Section 3. Further Bylaws. The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

ARTICLE VIII

Amendments

Section 1. Amendments by Stockholders. The Bylaws may be amended by a majority vote of all the stock issued and outstanding and entitled to vote for the election of directors of the stockholders, provided notice of intention to amend shall have been contained in the notice of the meeting.

Section 2. Amendments by Board of Directors. The Board of Directors by a majority vote of the whole Board at any meeting may amend these Bylaws, including Bylaws adopted by the stockholders, but the stockholders may from time to time specify particular provisions of the Bylaws which shall not be amended by the Board of Directors.



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APPROVED AND ADOPTED this 25TH day of September, 2000.


SECRETARY

CERTIFICATE OF SECRETARY

I hereby certify that I am the Secretary of TECHNOLOGY ACQUISITION CORPORATION., and that the foregoing Bylaws constitute the code of Bylaws of TECHNOLOGY ACQUISITION CORPORATION., as duly adopted at a meeting of the Board of Directors of the corporation held September 25, 2000.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 25TH day of September, 2000.


                                  \S\     Tanja Leonard
                                --------------------------
                                          Tanja Leonard, SECRETARY






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Exhibit 3.8

                                 Amended By-Laws
                                       of
                        TECHNOLOGY ACQUISITON CORPORATION


ARTICLE I.  MEETINGS OF STOCKHOLDERS

         Section 1.1. Time and Place. All meetings of stockholders shall be held at such time and place, whether within or without the State of Nevada, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 1.2. Annual Meetings. An annual meeting of stockholders shall be held on the second Tuesday in August of each year, or, if such day be a legal holiday, on the next business day following; provided, that if advisable or convenient to hold the meeting on such day, then in such year the annual meeting shall instead be held on such other day as the board shall prescribe.

         Section 1.3. Special Meetings. Special meetings of stockholders, unless otherwise prescribed by statute, may be called by the Chairman of the Board, the President or the Board of Directors, and shall be called by the Chairman of the Board, the President or the Secretary at the request in writing of any one or more stockholders owning at least sixty-six and two thirds percent (66.23%) of the shares of the Corporation issued and outstanding and entitled to vote. Any such request shall state the purpose or purposes of the proposed meeting. Special meetings may also be called as provided in Section 2.4 of these By-Laws.

         Section 1.4. Notice of Meetings. Written notice of each meeting of stockholders stating the time and place thereof, and, in the case of a special meeting, specifying the purpose or purposes thereof shall be given, in the manner prescribed by Section 5.1 of these By-Laws, to each stockholder entitled to vote thereat, not less than ten (10) nor more than sixty (60) days prior to the meeting except that where the matter to be acted on is a merger or consolidation of the Corporation or a sale, lease or exchange of all or substantially all of its assets, such notice shall be given not less than twenty
(20) nor more than sixty (60) days prior to such meeting.

         Section 1.5. Quorum. Except as otherwise provided by statute, the holders of a majority of the shares of the Corporation issued and outstanding and entitled to vote thereat, present in person or by proxy, shall be necessary and sufficient to constitute a quorum for the transaction of business at each meeting of stockholders.

         Section 1.6. Vote Required. At any meeting of stockholders at which a quorum is present, directors shall be elected by a plurality of the votes cast and any other corporate action shall be authorized by a majority of the votes cast, unless the action is one on which, by express provision of a statute, a different vote is required, in which case such express provision shall govern the determination of such action.

         Section 1.7. Voting. At any meeting of stockholders, each stockholder having the right to vote shall be entitled to vote in person or by proxy; and each stockholder of record shall be entitled to one vote for each outstanding share standing in his name on the books of the Corporation as of the record date for determining the stockholders entitled to notice of and to vote at such meeting. The order of business at all meetings of stockholders shall be determined by the presiding officer.

         Section 1.8. Proxies. Each proxy shall be in writing executed by the stockholder giving the proxy or his duly authorized attorney. No proxy shall be valid after the expiration of three (3) years from its date, unless a longer period is provided for in the proxy. Unless voted, every proxy shall be revocable at the pleasure of the person who executed it or of his legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.

         Section 1.9 Notice of Stockholder Business & Nominations

              a)  Annual Meetings of Stockholders
1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by a stockholder of the Corporation who was a stockholder of record at the time of the giving of notice provided for in this By-Law, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law.
2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph a) 1) of this By-Law, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business of the 60th day nor earlier than the close of business of the 90th day prior to the first anniversary of the preceding year's annual meeting' provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder, to be timely, must be so delivered not earlier than the close of business of the 90th day prior to such annual meeting and not later than the close of business of the later of the 60th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required, in each case, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (including such person's written consent to being named in the proxy statement as a nominee and to serve as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.
3) Notwithstanding anything in the second sentence of paragraph a) 2) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by the By-Law shall also be considered timely but only with respect to the nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business of the 10th day following the date on which such public announcement is first made by the Corporation.

              b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors, or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this By-Law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph a) 2) of this By-Law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

              c)  General
1) Notwithstanding any provision of these By-Laws to the contrary, only such persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the Certificate of Incorporation, as amended, or these By-Laws, the officer of the Corporation or other person presiding over the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal or nomination shall be disregarded.
2) For purpose of this By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

              Notwithstanding the foregoing provisions of the By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this By-Law. Nothing in the By-Law shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

         Section 1.10 Consents Whenever any action is required or permitted to be taken at a meeting of the shareholders, such action may be taken without a meeting if the required number of shareholders consent thereto in writing and such written consent or consents are filed with the Corporation in compliance with NRS 78.320, Nevada Revised Statutes.


ARTICLE II.  DIRECTORS

         Section 2.1. Board of Directors. The property and business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things on its behalf as are not required to be exercised or done by the stockholders.

         Section 2.2. Number; Election and Tenure. The first Board of Directors shall consist of two (2 members and thereafter the number of directors constituting the whole Board of Directors shall be not less than one (1) nor more than nine (9) as fixed from time to time by resolution of the whole Board or by the stockholders at any annual or special meeting; provided, that no decrease in the number of directors shall shorten the term of any incumbent director. With the exception of the first Board of Directors, which shall be elected by the incorporators of the Corporation, and except as otherwise provided in these By-Laws, directors shall be elected at the annual meeting of stockholders. Each director shall hold office until the annual meeting of the stockholders next succeeding his election and until his successor is elected and has qualified or until his earlier displacement from office by resignation, removal or otherwise.

         Section 2.3. Resignation and Removal. Any director may resign at any time by written notice to the Corporation. Any director may be removed, for cause or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

         Section 2.4. Vacancies. Any vacancy in the Board of Directors occurring by reason of the death, resignation or disqualification of any director, the removal of any director from office for cause or without cause, an increase in the number of directors, or otherwise, may be filled by vote of the stockholders or the Board or, if the number of directors then in office is less than a quorum, by vote of a majority of the directors then in office or by a sole remaining director. When one or more director shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this Section in the filling of other vacancies. If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of these By-Laws. Each director elected to fill a vacancy shall hold office until the next succeeding annual meeting of stockholders and until his successor is elected and has qualified or until his earlier displacement from office by resignation, removal, replacement or otherwise.

         Section 2.5. Access to Books and Reliance. Any director shall have the right to examine the Corporation's stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his position as a director. A director shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors, or in relying in good faith upon other records of the Corporation.


ARTICLE III.  MEETINGS OF THE BOARD

         Section 3.1. Time and Place. Meetings of the Board of Directors may be held at such time and place, within or without the State of Nevada, as shall be determined in accordance with these By-Laws.

         Section 3.2. First Meeting. The directors elected at each annual meeting of stockholders shall hold their first meeting at the place at which the annual meeting of stockholders shall have been held and immediately thereafter, and no notice of such meeting to the newly-elected directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present.

         Section 3.3. Regular Meetings. Regular meetings of the Board of Directors may be held, without notice, at such time and place as shall from time to time be fixed in advance by resolution of the Board.

         Section 3.4 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President, and at the written request of any two (2) directors shall be called by the Chairman of the Board, the President or the Secretary. Written notice of each special meeting of directors stating the time and place thereof shall be served on each director, in the manner provided in Section 5.1 of these By-Laws, at least two
(2) business days before such meeting, provided, however, that if notice is served by mail it shall be posted at least five (5) business days before such meeting. The time and place of any special meeting of directors may also be fixed by a duly executed waiver of notice thereof.

         Section 3.5. Quorum and Voting. At all meetings of the Board of Directors one-third (1/3) of the total number of directors but not less than (2) directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute. If a quorum shall not be present at any meeting of the Board of Directors, the members of the Board present thereat may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum shall be present. Any director who participates in any meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in a meeting can hear each other shall be deemed to be present in person at such meeting.

         Section 3.6. Meetings During Emergency. During any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors cannot readily be convened for action, notice of any meeting of the Board during such an emergency may be given only to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publication or radio. To the extent required to constitute a quorum at any meeting of the Board of Directors during such an emergency, the officers of the Corporation who are present shall be deemed, in order of rank and within the same rank in order of seniority, directors for such meeting.

         Section 3.7. Consents. Whenever any action is required or permitted to be taken at a meeting of the Board of Directors, such action may be taken without a meeting if all members of the Board consent thereto in writing and such written consent or consents are filed with the minutes of the Proceedings of the Board.


ARTICLE IV.  COMMITTEES

         Section 4.1. Executive Committee. The Board of Directors may, by resolution passed by a majority of the whole Board, designate directors of the Corporation in such number as the Board shall see fit, but not less than two
(2), as an Executive Committee which shall have and may exercise, during intervals between meetings of the Board, the powers of the Board of Directors in the management of the business and affairs of the Corporation (including, but without limitation, the powers of the Board of Directors as specified in these By-Laws, provided, however, that it shall not have power to fill vacancies in its membership, to authorize the issuance of shares of the capital stock of the Corporation, or to make or amend these By-Laws), and may authorize the seal of the Corporation to be affixed to all papers which may require it. The Board of Directors shall designate one of the members of the Executive Committee to be the Chairman of said Committee. Each member of the Executive Committee shall continue to act as such only so long as he/she shall be a director of the Corporation and only during the pleasure of a majority of the total number of directors of the Corporation at the time in office. In the absence or disqualification of a member of the Executive Committee, the member or members present at any meeting and not disqualified from voting, whether or not he/she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         Section 4.2. Meetings. Regular meetings of the Executive Committee, of which no notice shall be necessary, shall be held on such days and at such places, within or without the State of Nevada, as shall be fixed by resolution adopted by a majority of, and communicated to all, the members of the Executive Committee. Special meetings of said Committee may be called at the request of any member. Notice of each special meeting of said Committee shall be given in the manner provided in Sections 3.4 and 5.1 of these By-Laws. Subject to the provisions of this Article IV, the Executive Committee, by resolution of the majority of all its members, shall fix its own rules of procedure and keep a record of its proceedings and report them to the Board of Directors at the next regular meeting thereof after such proceedings shall have been taken.

         Section 4.3. Quorum and Manner of Acting. Not less than a majority of the members of the Executive Committee then in office shall constitute a quorum for the transaction of business, and the act of a majority of those present at a meeting thereof at which a quorum is present shall be the act of the Executive Committee. The directors comprising said Committee shall act only as a committee, and such directors, individually, shall have no power as such.

         Section 4.4. Vacancies. The Board of Directors, by vote of a majority of the whole Board, shall have power to fill any vacancy in the Executive Committee due to death, resignation, removal, or any other cause.

         Section 4.5. Resignation. Any director may resign from the Executive Committee at any time by giving written notice of his/her resignation to the Board of Directors or to the Chairman of the Board, the Chairman of the Executive Committee, the President, or the Secretary. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 4.6. Other Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more other committees, each such committee to consist of two (2) or more directors of the Corporation, which shall have any may exercise such powers as the Board of Directors may determine and specify in such resolution or resolutions, such committee or committees to have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of all the members of any such committee may fix its rules of procedure, determine its actions, and fix the time and place (whether within or without the State of Nevada) of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide. The Board of Directors shall have the power to change the members of any such committee at any time, to fill vacancies, and to discharge any such committee, either with or without cause, at any time. In the absence or disqualification of a member of any such committee, the member or members present at any meeting and not disqualified from voting, whether or not he/she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         Section 4.7. Action by Consent. Any action required or permitted to be taken at any meeting of any committee authorized hereunder may be taken without a meeting if prior to such action a written consent thereto is signed by all members of such committee, and such written consent is filed with the minutes of the proceedings of the Board or such committee.


ARTICLE V.  NOTICES

         Section 5.1. Delivery of Notices. Except as otherwise provided in these By-Laws, notices to directors and stockholders shall be in writing and may be delivered personally or by mail. Notice by mail shall be deemed to be given at the time when deposited in the post office or a letter box, with first class postage prepaid, and addressed to directors or stockholders at their respective addresses appearing on the books of the Corporation. Notice to directors may also be given by telegram or facsimile addressed to the directors at their respective addresses appearing on the books of the Corporation or by leaving the notice at the residence or usual place of business of a director. Notice by telegram shall be deemed to be given when received by the communications carrier. Notice by facsimile shall be deemed to be given when transmitted.

         Section 5.2. Waiver of Notice. Whenever the Corporation or the Board of Directors is authorized to take any action after notice to any person or persons, such action may be taken without notice, if at any time before or after such action is completed the person or persons entitled to such notice submit a signed waiver of notice. Attendance of a person at a meeting of stockholders or directors, as the case may be, shall constitute a waiver of notice of such meeting, except where the person is attending for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders or directors need be specified in any written waiver or notice.


ARTICLE VI.  OFFICERS

         Section 6.1. Executive Officers. The executive officers of the Corporation shall be a Chairman of the Board, a President, one (1) or more Executive Vice Presidents, a Treasurer and a Secretary. The Chairman of the Board and the President shall be selected from among the directors, but no other executive officer need be a member of the Board. Two (2) or more officers, except those of President and Vice President and those of President and Secretary, may be held by the same person, but no officer shall execute, acknowledge or verify an instrument in more than one capacity. The executive officers of the Corporation shall be appointed annually by the Board of Directors at its first meeting following the meeting of stockholders at which the Board was elected.

         Section 6.2. Other Officers and Agents. The Board of Directors may also appoint one (1) or more Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, and such other officers and agents as the Board may determine to be advisable.

         Section 6.3. Tenure; Resignation; Removal; Vacancies. Each officer of the Corporation shall hold office until his successor is appointed or until his earlier displacement from office by resignation, removal or otherwise. Any officer may resign by written notice to the Corporation and may be removed for cause or without cause by the Board of Directors, provided, that any such removal shall be without prejudice to the rights, if any, of the officer so removed under any employment contract or other agreement with the Corporation. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

         Section 6.4. Authority and Duties. All officers as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-Laws, or, to the extent not provided, as may be prescribed by the Board of Directors.

         Section 6.5. The Chairman of the Board. The Chairman of the Board may but shall not necessarily be the Chief Executive Officer of the Corporation. He/She shall preside at all meetings of the stockholders and the directors. He/She shall have general and active management of the business of the Corporation, shall see to it that all resolutions and orders of the Board of Directors are carried into effect, and, in connection therewith, shall be authorized to delegate to the President and the other executive officers such of his/her powers and duties as Chairman of the Board at such times and in such manner as he/she may deem to be advisable. Except where by law or by order of the Board of Directors the signature of the President is required, the Chairman of the Board shall have the same power as the President to execute instruments on behalf of the Corporation.

         Section 6.6. The President. The President shall be the Corporation's executive officer next in authority to the Chairman of the Board and Chief Executive Officer. He/She shall assist the Chairman of the Board in the management of the business of the Corporation and, in the absence or disability of the Chairman and Chief Executive Officer, or in the event of the explicit refusal of the Chairman and Chief Executive Officer to discharge the duties of his office, he/she shall preside at all meetings of the stockholders and the directors, and exercise the other powers and perform the other duties of the Chairman or designate the executive officers of the Corporation by whom such other powers shall be exercised and other duties performed; and he/she shall have such other powers and duties as may from time to time be assigned to him/her by the Board of Directors or the Chairman of the Board. During the vacancy in the office of Chairman of the Board and Chief Executive Officer, the President shall serve as Acting Chairman.

         Section 6.7. The Vice Presidents. The Vice President or, if there be more than one, the Vice Presidents, shall assist the Chairman of the Board in the management of the business of the Corporation and the implementation of resolutions and orders of the Board of Directors at such times and such manner as the Chairman of the Board may deem to be advisable. If there be more than one Vice President, the Board of Directors may grant such titles as shall be descriptive of their respective functions or indicative of their relative seniority. The Vice President, or, if there be more than one, the Vice Presidents in the order of their seniority as indicated by their titles or as otherwise determined by the Board of Directors shall in the absence or disability of the Chairman of the Board and the President, or in the event of the explicit refusal of the Chairman and the President to discharge the duties of their offices, exercise the powers and perform the duties of those officers; and he/she or they shall have such other powers and duties as the Board of Directors or the Chairman of the Board may from time to time prescribe. Said Vice President shall serve as Acting President during a vacancy in the office of President and, in the event the offices of both the Chairman of the Board and the President are vacant shall serve as Acting Chairman.

         Section 6.8. The Assistant Vice Presidents. The Assistant Vice President, if any, or, if there be more than one, the Assistant Vice Presidents, shall perform such duties as may from time to time be prescribed by the Board of Directors or by the Chairman of the Board.

         Section 6.9. The Treasurer. The Treasurer shall have the care and custody of the corporate funds, and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name of and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, shall render to the Chairman of the Board and the Board of Directors, at meetings or whenever it may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation; and he shall perform such other duties as the Board of Directors or the Chairman of the Board may from time to time prescribe.

         Section 6.10. The Assistant Treasurer. The Assistant Treasurer, if any, or, if there be more than one, the Assistant Treasurers, in the order determined by the Board of Directors or by the Chairman of the Board, shall, in the absence or disability of the Treasurer, or in the event of the explicit refusal of the Treasurer to discharge the duties of his/her office, exercise the powers and perform the duties of the Treasurer; and he/she or they shall perform such other duties as the Board of Directors or the Chairman of the Board may from time to time prescribe. Said Assistant Treasurer shall serve as Acting Treasurer during a vacancy in the office of Treasurer.

         Section 6.11. The Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record the minutes of all proceedings taken at such meetings, and maintain all documents evidencing corporate actions taken by written consent of the stockholders or of the Board of Directors, in a book to be kept for that purpose. He/She shall see to it that all notices of meetings of the stockholders and of special meetings of the Board of Directors are duly given in accordance with these By-Laws or as required by statute; he/she shall be the custodian of the seal of the Corporation, and, when authorized by the Board of Directors, he shall cause the corporate seal to be affixed, attested by his signature as Secretary or by the signature of an Assistant Secretary; he shall also keep or cause to be kept a stock book, containing the names, alphabetically arranged, of all persons who are stockholders of the Corporation showing their respective addresses, the number of shares registered in the name of each, and the dates when they respectively became the owners of record thereof, and such book shall be open for inspection as prescribed by the laws of the State of Nevada; and he/she shall perform such other duties as may from time to time be prescribed by the Board of Directors or by the Chairman of the Board.

         Section 6.12. The Assistant Secretary. The Assistant Secretary, if any, or, if there be more than one, the Assistant Secretaries, in the order determined by the Board of Directors or by the Chairman of the Board shall, in the absence or disability of the Secretary, or in the event of the explicit refusal of the Secretary to discharge the duties of his/her office, exercise the powers and perform the duties of the Secretary; and he/she or they shall perform such other duties as the Board of Directors or the Chairman of the Board from time to time prescribe. Said Assistant Secretary shall serve as Acting Secretary during a vacancy in the office of the Secretary.


ARTICLE VII.  STOCK CERTIFICATES

         Section 7.1. Form and Signature. The stock certificates of the Corporation shall be in such form as shall be determined by the Board of Directors, and shall be numbered and entered in the books of the Corporation as they are issued. Each certificate shall exhibit the registered holder's name and the number of shares that it evidences, shall set forth such other statements as may be required by statute, and shall be signed by the Chairman of the Board, President or Vice President and by the Treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary.

         Section 7.2. Lost Certificates. The Board of Directors may direct that a new stock certificate or certificates which have been mutilated or which are alleged to have been lost, stolen or destroyed, upon presentation of each such mutilated certificate or the making by the person claiming any such certificate to have been lost, stolen or destroyed of an affidavit as to the fact and circumstances of the loss, theft or destruction thereof. The Board, in its discretion and as a condition precedent to the issuance of any new certificate, may require the owner of any certificate alleged to have been lost, stolen or destroyed, or his legal representative, to furnish the Corporation with a bond, in such sum and with such surety or sureties as it may direct, as indemnity against any claim that may be made against the Corporation in respect of such lost, stolen or destroyed certificate.

         Section 7.3. Registration of Transfer. Upon surrender to the Corporation or any transfer agent of the Corporation of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue or cause its transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.


ARTICLE VIII.  GENERAL PROVISIONS

         Section 8.1.  Record Date.

              (a) For the purpose of determining the stockholders entitled to notice of, or to vote at, any meeting of stockholders or at any adjournment thereof in respect of which a new record date is not fixed, or to express written consent to the taking of corporate action without a meeting or to receive notice that any such corporate action was taken without a meeting or for the purpose of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of shares, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

              (b) If no record date is fixed:

                  (1) The record date for determining the stockholders entitled to notice of or to vote at a meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held;

                  (2) The record date for determining stockholders entitled to express written consent to the taking of any corporate action without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and

                  (3) The record date for determining stockholders for any purpose other than those specified in subparagraphs (1) and (2) shall be at the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted.

         Section 8.2. Registered Stockholders. There shall be kept at the office of the Corporation in the State of Nevada or at such place as the Board of Directors shall decide by resolution a record containing the names and addresses of all stockholders, the number of shares held by each and the dates when they respectively became the owners of record thereof. Except as otherwise required by law, the Corporation shall be entitled to recognize a sole owner of such shares for all purposes, and shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any person other than such registered holder, regardless of whether it shall have knowledge or notice of any such claim or interest. Without limiting the generality of the foregoing, the Corporation shall be entitled to recognize the exclusive right of a person whose holding of shares is so pursuant to Section 7.1 of these By-Laws to be treated as the sole owner of such shares for the purpose for which such record date was so fixed or determined.

         Section 8.3. Dividends and Distributions; Reserves. Subject to all applicable requirements of law and any indenture or other agreement to which the Corporation is a party or by which it is bound, the Board of Directors may declare to be payable, in cash, in other property or in shares of the Corporation, such dividends and distributions upon or in respect of outstanding shares of the Corporation as the Board may deem to be advisable. Before declaring any such dividend or distribution, the Board may cause to be set aside, out of any funds or other property or assets of the Corporation legally available for the payment of dividends or distributions, such sum or sums as the Board, in its absolute discretion, may consider to be proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board may deem conducive to the interest of the Corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.

         Section 8.4. Annual Statement. The Board of Directors shall present at each annual meeting of the stockholders a full and clear statement of the business and financial condition of the Corporation.

         Section 8.5. Fiscal Year. The fiscal year of the Corporation shall be fixed and may from time to time be changed by resolution of the Board of Directors.

         Section 8.6. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal Nevada".

         Section 8.7 Securities of Other Corporations. The Chairman of the Board or any other officer authorized by the Board of Directors shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

         Section 8.8. Loans to Directors. A loan shall not be made by the Corporation to any director, provided, however, that the Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of any of its subsidiaries, including any officer or employee who is a director of the Corporation, whenever in the judgment of the directors such loan, guarantee or assistance may reasonably be expected to benefit the Corporation.

         Section 8.9 Litigation by Corporation. No court action, suit or arbitration proceeding shall be commenced by the Corporation against a member of the Board of Directors unless authorized by a specific resolution of the Board

ARTICLE IX.  INDEMNIFICATION

         Section 9.1. Indemnification. The Corporation shall (a) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he is not liable pursuant to NRS 78.138, Revised Nevada Statutes; or acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer, of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he is not liable pursuant to NRS 78.138 or acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation; in each case to the fullest extent permissible under of Section 78.7502 of the Nevada Revised Statutes or the indemnification provisions of any successor statute. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such person may be entitled, under any by-law, agreement, vote of stockholders or disinterested directors or direction of any court or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such a person.


ARTICLE X.  AMENDMENTS

         Section 10.1. Power to Amend. These By-Laws may be amended or repealed, and new By-Laws may be adopted, in the manner provided in the Certificate of Incorporation.